Exhibit 99.2

Rune Harkestad

July 5, 2003

RJV Networks, Inc. ("RJVN")
Mark L. Baum
RJVN Legal Counsel
15147 SE 46th Way
Bellvue, Washington 98006

RE:    Resignation from RJVN

Dear Mr. Baum:

Please be advised that by and through this letter, I hereby resign, effective July 5, 2003, from any and all positions I currently hold with RJVN.

This resignation includes and specifically refers to my Executive Positions, positions as an Officer of the company and my position on the Company Board of Directors.

Very truly yours,

/s/Rune Harkestad

A facsimile copy of this letter shall have the same legal effect as an original of the same.